EXHIBIT 99.1

Release:  IMMEDIATE
Contact:  Daniel P. Casey
Phone:    847-405-5612

GAYLORD TO ISSUE TEN-YEAR SENIOR NOTES

     DEERFIELD, Ill., June 6, 1997 -- Gaylord Container Corporation (AMEX: GCR) announced today that it has entered into an agreement to issue and sell $225 million aggregate principal amount of a new issue of 9 3/4% Senior Notes due 2007. Gaylord anticipates that this sale of senior notes will be completed on June 12, 1997. The notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The notes are being sold to initial purchasers for resale pursuant to Rule 144A under the Securities Act of 1933.
     Gaylord intends to use the net proceeds of the sale to redeem all of its outstanding 11 1/2% Senior Notes (aggregate principal amount outstanding of $179.7 million) and to reduce borrowings under its revolving credit facilities. The company expects that it will consummate the redemption on or about July 15, 1997.
     Gaylord Container Corporation is a major national manufacturer and distributor of corrugated containers and sheets, containerboard, unbleached kraft paper and multiwall bags.







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